Photon Dynamics Updates Third Quarter Guidance and Announces Intention to Restate Historical Financial Statements in Light of Revised Customs Expense Estimates

SAN JOSE, CA -- (MARKET WIRE) -- 07/16/2007 -- Photon Dynamics, Inc. (NASDAQ: PHTN), a leading global supplier of integrated yield management solutions for the flat panel display market, today updated its guidance for the quarter ended June 30, 2007.

Based on preliminary results, the Company estimates third quarter revenue to be approximately $15.0 million and loss per share between $0.45 to $0.55.  The Company’s previously issued guidance for the quarter was for revenue to be between $15 million and $20 million, with loss per share between $0.30 to $0.40.  The revised lower guidance for loss per share is principally due to a customer cancellation of a purchase order for multiple Generation 5.5 systems which had been manufactured, resulting in a write-down of approximately $2 million of excess inventory and the third quarter charge for customs duty and other related expense of approximately $500,000.

As a result of conducting an internal review of its customs duty valuation practice, the Company has concluded that it had under recorded customs duty expense related to the import of warranty parts into its foreign countries in which it operates, and that it will therefore restate its historical financial statements to correct the previously understated expenses related to customs duties, interest, penalties and other related costs.  The Company currently estimates that the aggregate of such duties and other related expenses including the amount charged in the quarter ended June 30, 2007 will be approximately $7 million to $8 million.

As a result of the restatement, the financial statements contained in the Company’s Form 10-K for the year ended September 30, 2006 and its Forms 10-Q for the quarters ended December 31, 2006 and March 31, 2007 should no longer be relied upon.  The Company plans to file amendments to these reports together with its third quarter Form 10-Q in August 2007.

The information contained in this release reflects current estimates that are subject to change.

About Photon Dynamics, Inc.  Photon Dynamics, Inc. is a leading global supplier of integrated yield-management solutions for the flat panel display market. Photon Dynamics utilizes advanced digital imaging technology to develop systems that enable flat panel display manufacturers to collect and analyze data from the production line, and quickly diagnose and repair process-related defects, thereby allowing manufacturers to decrease material costs and improve throughput. Founded in 1986, Photon Dynamics is headquartered in San Jose, California with sales and customer support offices in Beijing, China; Seoul, Daejeon, Gumi, and Cheonan, Korea; Hsinchu, Tainan, and Taichung, Taiwan; and Tokyo and Tsu, Japan.

For more information about Photon Dynamics, visit its website at www.photondynamics.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

The statements in this press release relating to Photon Dynamics' estimated financial results for the third quarter of fiscal 2007 and expected restatement are forward-looking statements. These forward-looking statements are based on current expectations on the date of this press release and involve a number of uncertainties and risks. These uncertainties and risks include, but are not limited to, the risk that current estimates may change and that the Company may not complete the restatement on a timely basis.  As a result, Photon Dynamics' actual results may differ substantially from expectations. For further information on risks affecting Photon Dynamics, refer to the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Factors Affecting Operating Results" in Photon Dynamics' Annual Report on Form 10-K for the year ended September 30, 2007 as filed with the Securities and Exchange Commission. Photon Dynamics undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.